SCHEDULE 14A
                  Information Required in Proxy Statement
                          SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                              (AMENDMENT NO. )

     Filed by the Registrant:      [X]
     Filed by a Party other than the Registrant:  [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12
                       SHELTER COMPONENTS CORPORATION
              (Name Of Registrant As Specified In Its Charter)
                 (Name of Person(s) Filing Proxy Statement)
     Payment of Filing Fee (Check the appropriate box):
     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6-(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 [set forth the amount on which the filing fee is calculated and state how it was determined]:
               (4)  Proposed maximum aggregate value of transactions:
          (5)  Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                       SHELTER COMPONENTS CORPORATION
                            27217 County Road 6
                          Elkhart, Indiana  46514

               NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                          to be held May 10, 1995


     To the Stockholders of SHELTER COMPONENTS CORPORATION:


     The 1995 Annual Meeting of the Stockholders of Shelter Components Corporation will be held at The American Stock Exchange, 86
     Trinity Place, New York, New York on Wednesday, May 10, 1995 at 9:00 a.m. local time:

     1. To elect a class of four Class B directors to serve for a term of three years;

     2. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as certified public accountants for the Corporation for the fiscal year ending December 31, 1995; and

     3. To take action on all matters that may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 3, 1995 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for any purpose germane to the meeting in the Office of the Secretary of the Corporation for a period of at least ten days prior to the meeting.

                    By order of the Board of Directors


                    /s/ Mark C. Neilson
                    Mark C. Neilson
                    Secretary/Treasurer

                    April 10, 1995

                          YOUR VOTE IS IMPORTANT.

     Please sign, date and return your proxy card in the postage paid envelope provided.

                       SHELTER COMPONENTS CORPORATION
                            27217 County Road 6
                          Elkhart, Indiana  46514

                              PROXY STATEMENT


     This proxy statement is furnished to stockholders of Shelter Components Corporation (the "Corporation") in connection with the Board of Directors' solicitation of proxies to be used at the 1995 Annual Meeting of Stockholders to be held at The American Stock Exchange, 86 Trinity Place, New York, New York on Wednesday, May 10, 1995 at 9:00 a.m. local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding Notice of Annual Meeting and more fully discussed below. This proxy statement was first mailed to stockholders on or about April 10, 1995. A proxy in the enclosed form duly executed and returned to the Corporation prior to the closing of the polls at the meeting will be voted, and in respect of the proposals for which the proxy provides a choice in accordance with the choice specified, and if there is no choice specified, then in accordance with the recommendation of the Board of Directors. The person appointing a proxy may revoke the appointment by making a later appointment received by the Corporation, or by giving written notice of revocation to the Corporation, or by giving notice of revocation in open meeting, but no revocation shall affect any vote taken prior to the revocation.

     On April 3, 1995 the record date for the meeting, the outstanding voting securities of the Corporation consisted of 5,738,557 shares of common stock of a par value of $.01 each, all of one class. Each stockholder is entitled to one vote for each share of stock held. Only stockholders of record as of the close of business on the record date will be entitled to vote at the meeting.


                    NOMINATION AND ELECTION OF DIRECTORS

     The Corporation's by-laws classify the Board of Directors into three classes, as nearly equal in number as possible, each of whom serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. The terms of the four Class B directors will expire at this Annual Meeting.

     These four directors have been nominated for election for three-year terms expiring at the Annual Meeting in 1998, or until their successors are elected and qualified. The other six directors will continue in office for the remainder of their terms as indicated.

     If the enclosed form of proxy is returned duly executed, it is intended that the shares represented thereby will be voted for the nominees hereinafter named unless authority to vote for a particular nominee or all nominees is withheld. Should any such nominee become unavailable for election, which is not anticipated, the persons authorized to vote the enclosed form of proxy may vote the shares for a substitute nominee as may be selected by the Board. The statements hereinafter contained in regard to principal occupation or employment, other directorships and beneficial ownership of stock of the Corporation are based on information furnished to the Corporation by the nominees and the directors.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH
               OF THE NOMINEES LISTED BELOW
       DIRECTOR NOMINEES - FOR TERM EXPIRING IN 1998

     CLASS B DIRECTORS

     WILLIAM N. HARPER, age 50, Vice President and Controller of Clark Equipment Company, a manufacturer, has been employed in an executive capacity by Clark for the past 23 years. Mr. Harper has been a Director since May 1990. Mr. Harper serves as a Director for VME Group N.V., CAPCO Automotive Products Corp., and several subsidiaries of Clark Equipment Company.

     RONALD D. MINZEY, age 64, had been a director of Shelter Components, Inc., a predecessor corporation from 1983 until 1986. For more than ten years Mr. Minzey has been a private investor investing in companies primarily in the Northern Indiana area. Prior to that Mr. Minzey was President of Kinder Manufacturing, a furniture supplier to the Manufactured Housing and Recreational Vehicle industries. He is also a director of Barger Packaging Corporation and Director Emeritus of Society National Bank, Indiana N.A., a banking company.

     LARRY D. RENBARGER, age 56, had been a director of Shelter Components, Inc., a predecessor corporation since 1979. He became Chief Executive Officer of Shelter Components, Inc. in 1979. Mr. Renbarger has been President and Chief Executive Officer of the Corporation since May 1992. Mr. Renbarger had served as the President of Shelter Components of Indiana, Inc., a major subsidiary of the Corporation from August 1987 through May 1992.

     MARK C. NEILSON, age 36, has served as Treasurer of the Corporation since 1986 and as Secretary of the Corporation since 1990. Mr. Neilson has served as a Director since May 1992.
     Prior to 1986, Mr. Neilson was employed as a CPA with McGladrey & Pullen since 1980.


                              OTHER DIRECTORS

     CLASS C DIRECTORS - TERM EXPIRING IN 1996

     WILLIAM J. BARRETT, age 55, had been a director of Thunander Corporation, a predecessor corporation, since 1981. He has been a Senior Vice President of Janney Montgomery Scott Inc., investment bankers, since January 1978. Mr. Barrett has been Chairman of the Board since August 1987. Mr. Barrett is also a director of Supreme Industries, Inc., a specialized truck body manufacturer, Frederick's of Hollywood, Inc., an apparel marketing company, Ceron Resources, Inc., a natural resources development company, Contempri Homes, Inc., a modular housing manufacturer, TGC Industries, Inc., a geophysical services company and specialty packaging manufacturer, and Transmedia Network, Inc., a specialized finance charge card company.

     HERBERT M. GARDNER, age 55, had been a director of Thunander Corporation, a predecessor corporation, since 1981. He has been a Senior Vice President of Janney Montgomery Scott Inc., investment bankers, since January 1978. Mr. Gardner is also a director of Transmedia Network, Inc., a specialized finance charge card company, Nu Horizons Electronics Corp., an electronic components distributor, Contempri Homes, Inc., a modular housing manufacturer, Chairman of the Board and President of Supreme Industries, Inc., a specialized truck body manufacturer, TGC Industries, Inc. a geophysical services company, and specialty packaging manufacturer, and Hirsch International Corp., a distributor of computerized embroidery machines and application software.

     CORNELIUS J. MURPHY, age 57, had been a director of Shelter Components, Inc., a predecessor Corporation, since 1979. Mr. Murphy had been President and a director of Shelter since January 1979. Mr. Murphy is the former President of Danube Carpet Mills, Inc., a major subsidiary of the Corporation and former Vice Chairman of the Board of the Corporation.



     CLASS A DIRECTORS - TERM EXPIRING IN 1997

     ARTHUR M. BORDEN, age 74, had been a director of Thunander Corporation, a predecessor corporation, since 1985. He is of counsel to the law firm of Rosenman & Colin and also a director of Foodarama Supermarkets, Inc., an operator of a chain of supermarkets, and Scientific Industries, Inc., a manufacturer of laboratory testing instruments and equipment.

     WILLIAM B. RIBLET, age 56, is Vice President of Sales and
     Director of Lippert Components, Inc., a private company supplying steel components to the manufactured housing, office units, and recreational vehicle industries. He was an Executive Vice
     President and Vice Chairman of the Board of Directors of Thunander Corporation, a predecessor corporation, from March 1986 until May 1990.

     RICHARD E. SUMMERS, age 65, had been a director of Shelter Components, Inc., a predecessor corporation, since 1976. He had been President and Chief Executive Officer from August 1987 through May 1992. Mr. Summers had been Chairman of the Board of Shelter Components, Inc., a predecessor corporation, since 1976 and was also President and Treasurer of such company until

     January 1985. Mr. Summers now serves as Vice Chairman and General Counsel for the Corporation.


                   DIRECTOR COMMITTEES, MEETINGS AND FEES

     The Corporation's Board of Directors met four times in 1994. All directors attended a majority of the meetings. The Corporation's outside directors' fee arrangement for 1994 was $1,000 for each Board of Directors meeting attended. The Board's Chairman,
     Mr. Barrett, received $24,000 in director fees in 1994 under an informal agreement, which expired December 31, 1994. The Corporation's 1995 fee arrangement for outside directors is $1,500 for each Board of Directors meeting attended plus an annual retainer fee of $6,000 per director. There are no fees paid to directors who are also officers of the Corporation or its subsidiaries, or other fee arrangements established by the Corporation for directors for special assignments except for reimbursement of expenses related to meeting attendance.

     The Corporation's Board of Directors has an Audit Committee which met three times during 1994. The Audit Committee is comprised of Messrs. Minzey, Gardner, Harper and all Committee members attended all meetings.

     The Corporation's Board of Directors has a Compensation Committee comprised of Messrs. Murphy, Barrett and Summers. This Committee met four times during 1994 and all members attended all meetings.


                       BENEFICIAL OWNERSHIP OF SHARES

     The following tables reflect, as of March 15, 1995, any person known to the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting securities, consisting of common stock only, as well as the total number of shares of common stock beneficially owned by each director, and the directors and officers of the Corporation as a group.


      Five Percent Beneficial Ownership

      Name and Address of                               Amount and Nature of    Percent
      Beneficial Owner                                  Beneficial Ownership    of Class
      -----------------------------------------------------------------------------
      Gardner-Lewis Asset Management, Inc.
      5803 Kennett Pike; Wilmington, DE  19807                583,095              10.2%

      FMR Corp. (Fidelity Investments)
      82 Devonshire Street; Boston, MA  02109                 379,325               6.6

      Larry D. Renbarger
      P.O. Box 4026; Elkhart, IN  46515                       368,500               6.4

      Kennedy Capital Management, Inc.
      425 N. New Ballas Road; St. Louis, MO  63141            310,350               5.4

      Wellington Management Company
      75 State Street; Boston, MA  02109                      304,700               5.3






      Beneficial Ownership of Directors and Officers

      Name                                        Amount and Nature of       Percent
                                                  Beneficial Ownership       of Class
      ---------------------------------------------------------------------------------
      Larry D. Renbarger                              368,500                   6.4%
      Cornelius J. Murphy                             139,916 (1)               2.4
      William J. Barrett                              109,864 (2)               1.9
      Herbert M. Gardner                               82,869 (3)               1.5
      Richard E. Summers                               20,290                   *
      Mark C. Neilson                                  18,125 (4)               *
      Arthur M. Borden                                 12,069                   *
      William B. Riblet                                 2,343                   *
      Ronald D. Minzey                                  1,275                   *
      William N. Harper                                   187                   *
      All officers and directors
      as a group (11 persons)                         755,438                  13.2%
      (*Less than 1% of class of stock owned.)

      (1)   Includes 54,500 shares owned by Mrs. Murphy.
      (2)   Includes 9,562 shares held by Mrs. Barrett, 8,437 of which are held individually and the balance as custodian for certain children of Mr. and Mrs.
            Barrett, as to which shares both of them disclaim beneficial ownership.
      (3)   Includes 6,093 shares owned by Mrs. Gardner.
      (4)   Includes option to purchase 9,375 shares, not yet exercised.




                             TRANSACTIONS WITH MANAGEMENT

     Some of the subsidiaries of the Corporation lease office and warehouse facilities from ELJO Investments, a partnership of which Directors Minzey, Murphy, Renbarger and Summers are partners. Such leases are described in the Notes to Consolidated Financial Statements which are a part of the 1994 Annual Report to Stockholders which accompanies this Proxy. The Corporation believes that the terms of these leases are at least as favorable to the Corporation as those which could have been obtained from unrelated parties. Also, the Corporation has an option to purchase these facilities from the partnership upon the expiration of the existing leases in January 1996.

                      STOCK OPTION AND INCENTIVE PLAN

     The Corporation has a Key Employee Stock Incentive Plan (the "Plan") with respect to 585,938 shares of its Common Stock. The Plan authorizes either the Board of Directors or a Stock Incentive Committee (the "Committee") comprised of at least three board members appointed by the Board of Directors of the Corporation, to grant options, (incentive or nonqualified) with each option exercisable at a price equal to at least 100% (incentive) (110% in the case of an incentive option awarded to a person who owns stock, possessing more than 10% of the total combined voting power of the Corporation) or 75% (nonqualified) of the fair market value of the shares on the date of grant, to those key employees or eligible directors of the Corporation designated by the Board or the Committee.

     The options are to have a duration of not more than five years and may be exercised only if the employee remains in the employ of the Corporation, except in the event of death or disability, in which case they will be exercisable for a period of six months from the date of death or disability with respect to the number of shares purchasable at the time of death or disability, or as a result of termination without cause by the Corporation, in which event they will be exercisable in the 90-day period following such termination with respect to the number of shares purchasable at the time of termination or as a result of termination under any deferred compensation agreement or retirement plan of the Corporation. Options issued under the Plan as incentive stock options will not be exercisable prior to the exercise of outstanding incentive stock options previously granted to the employee by the Corporation or any subsidiary of the Corporation. The options will contain such other terms as the Board or the Committee may determine, including whether they are exercisable installments and the amounts of such installments. Grants of incentive stock options to an employee are limited to $100,000 fair value of the shares plus fifty percent of the $100,000 limitation not utilized in the prior two years. The Plan also authorizes the Board or Committee to award stock appreciation rights with respect to options granted. The following reflects activity under the Plan since its inception: (All options have been adjusted to reflect the effects of all stock splits.)


                                                    Options          Options         Option        Options
                     Options      Options           (Expired or      Outstanding     Price         Available
         Year        Granted      (Exercised)       Cancelled)       End of year     Range         End of Year
         -------------------------------------------------------------------------------------------------
         1985          --           --                 --              --            N/A           585,938
         1986        234,375        --                 --            234,375         $1.92-2.56    351,563
         1987          --           --                 --            234,375          1.92-2.56    351,563
         1988          --           --                 --            234,375          1.92-2.56    351,563
         1989          9,375        --                 --            243,750          1.92-2.56    342,188
         1990         18,750        --              (117,188)        145,312          1.92-2.56    440,625
         1991        145,313        --              (117,188)        173,437          1.93-2.53    412,500
         1992          --         (19,921)            (5,625)        147,891          1.93-2.53    418,125
         1993        148,500      (30,237)            (8,439)        257,715          1.93-8.67    278,064
         1994          --         (19,907)            --             237,808          1.93-8.67    278,064


                   EMPLOYEES' SAVINGS AND INVESTMENT PLAN

     The Corporation has a contributory defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees and the Corporation contributes to the plan on a discretionary basis. Expenses under the plan aggregated $198,000, including administrative expenses of the plan, for the year ended December 31, 1994.


                           EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Corporation for services rendered during fiscal years 1994, 1993 and 1992 for the person who was Chief Executive Officer at the end of the last fiscal year and the other most highly compensated executive officer of the Corporation whose salary and bonus exceeded $100,000 in 1994.


     Summary Compensation Table
                                                                                 Long-Term
                                                         Annual                 Compensation
                                                    Compensation (1)               Awards
                                                  -----------------------      ---------------
              (a)                    (b)            (c)             (d)             (e)               (f)
         Name and                                 Salary           Bonus           Options          All Other
         Principal Position          Year           ($)           ($)(2)            (#)          Compensation ($)(3)
         ------------------------------------------------------------------------------------------------------------
         Larry D. Renbarger          1994         $161,000       $165,000            0                $8,210
           CEO and President         1993          150,000        238,000            0                 8,116
                                     1992          150,000        153,000            0                 8,767

         Mark C. Neilson             1994           77,000         77,000            0                $6,950
           Secretary-Treasurer       1993           70,000         70,000            0                 6,788
                                     1992           70,000         70,000            0                 7,092
         ---------------


         (1) Compensation deferred at the election of the Executive, pursuant to the Corporation's 401(k) plan, is included in the year earned.
         (2) Cash bonuses for services rendered in fiscal year 1994, 1993 and 1992 have been listed in the year earned, but in some cases were paid in the subsequent year.  Bonuses were calculated based on the consolidated earnings attained by the operations of the Corporation.
         (3) Comprised of automobile allowance and the Corporation's contribution to the Executive's 401(k) account.




         Aggregate Option/SAR Exercises In Last Fiscal Year and
     Fiscal Year-End Option Value Table

     The following table shows stock option exercises by the named executive officer during 1994, including the aggregate value realized by such officer on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1994. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the year-end market price of the stock.


     1994 Stock Option Exercises, Outstanding Grants and Value
     Realized As Of 12/31/94


                                                        Number of                         Value of Unexercised
                                                        Unexercised Options               In-the-Money Options
                                                        at Fiscal Year End                at Fiscal Year End (2)
                          Shares                        ----------------------------      -------------------------
                          Acquired         Value        Exercisable   Unexercisable(1)    Exercisable  Unexercisable
         Name             on Exercise      Realized                                                    (3)
         -----------------------------------------------------------------------------------------------------------
         Mark C. Neilson       --             --            7,031         2,344               $66,443     $22,151

         -----------------

         (1)     The shares represented could not be acquired by the respective executive as of December 31, 1994.
         (2)     Amounts reflecting gains on outstanding options are based on the December 31, 1994, closing stock price, which was $11-3/8.
         (3)     Options were granted on June 1, 1991 at fair market value and become exercisable 25% on the first, second, third and fourth anniversary of the grant date.



                                     COMPENSATION COMMITTEE REPORT ON
                           EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is made up of Messrs. Barrett, Murphy and Summers and has overall responsibility to review and recommend broad-based compensation plans to the Board of Directors as well as to recommend specific salary levels for corporate officers including the Chief Executive Officer, the Secretary-Treasurer and any Vice Presidents. The Compensation Committee is also responsible to recommend specific compensation plans for the head of each subsidiary or division.

     The Compensation Committee and the management of the Corporation are committed to the principle that pay should be commensurate with the operational performance of the Corporation, and as a result, a large part of executive compensation can be in the form of bonuses based on earnings attained by the operations which are under the direction and control of specific corporate officers.

     The compensation philosophy for base salary is to set the middle of the salary range based upon the salary range of other companies in comparable industries and of comparable size. The philosophy for incentive bonus compensation is to provide rewards when profits are achieved and to be assured that rewards are not provided when profits and financial objectives are not achieved. Additionally, current medium and long-term incentive plans, namely, incentive stock options, are based on the Corporation's common stock which more closely aligns the interests of the executives with the long-term interest of the stockholders. During the year 1994, there were no options granted to the executive officers of the Corporation.

     In the early part of each fiscal year, the Compensation Committee reviews with the Chief Executive Officer an annual salary plan for the Corporation's senior executives (other than the Chief Executive Officer). This salary plan is based on industry, peer group and performance judgements as to the past and expected future contributions of the individual senior executives. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation and the Committee's assessment of his past performance, its expectation as to his future contributions in leading the Corporation and its businesses, and on information obtained relative to compensation paid by peer companies.


          The Compensation Committee of the Board of Directors of
                      Shelter Components Corporation:

                             William J. Barrett
                             Richard E. Summers
                            Cornelius J. Murphy


     INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Summers, who is a member of the Corporation's Compensation Committee, was President and Chief Executive Officer of the Corporation until May of 1992. Subsequent to that date, he has been General Counsel of the Corporation and Vice Chairman of the Board.

                SHARE OWNER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly change in the cumulative total share owner return on the Corporation's common stock against the S&P Homebuilding Index, which is considered to be a peer group to the Corporation, and the total return of the S&P Composite 500 Stock Index.

                       SHELTER COMPONENTS CORPORATION
                Comparison of 5-Year Cumulative Total Return
           Shelter Components Corporation, S&P Homebuilding Index
                             and S&P 500 Index**







                         [insert performance graph]




                                       1989   1990    1991    1992    1993   1994
      Shelter Components Corp.         $100   $ 66    $ 97    $466    $546   $539
      S&P Homebuilding Index           $100   $ 82    $154    $189    $249   $144
      S&P 500 Index                    $100   $ 97    $126    $136    $150   $152





     Assumes $100 invested on January 1, 1990 in Shelter Components Corporation Stock, S&P Homebuilding Index and S&P 500 Index

     **Fiscal year ended December 31.



                            PRINCIPAL ACCOUNTANT

     Representatives of Coopers and Lybrand L.L.P., the Corporation's independent accountants for the year 1994, will be present at the Annual Meeting and will have the opportunity to make statements as they may desire. They will also be available to respond to appropriate questions from the stockholders present.

                          EXPENSES OF SOLICITATION

     The Corporation will bear the cost of preparing and mailing this statement with the accompanying proxy and other material. In addition to the use of the mails, officers and employees of the Corporation and its subsidiaries may solicit proxies personally or by fax, telegram or telephone. Banks, brokerage houses, and other institutions, nominees or fiduciaries may be requested to forward the soliciting material to their principals to obtain authorizations for the execution of proxies. The Corporation will, upon request, reimburse banks, brokerage houses, and other institutions, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

                         PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of stockholders must be received by the Secretary of the Corporation no later than January 1, 1996 for consideration for inclusion in the proxy statement and form of proxy for that meeting.

                               OTHER BUSINESS

     The Corporation is not aware of any other matters which may be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters be presented for a vote of the stockholders, the proxy in the enclosed form provides for discretionary voting authority upon the persons voting such proxy.

                           FINANCIAL INFORMATION

     A copy of the Corporation's Annual Report on Form 10-K will be provided without charge to shareholders upon written request to:


                             Investor Relations
                       Shelter Components Corporation
                               P.O. Box 4026
                          Elkhart, Indiana  46515.



                                 By Order of the Board of Directors


                                 /s/ Mark C. Neilson
                                 Mark C. Neilson
                                 Secretary/Treasurer

                                 April 10, 1995

     [Proxy Card]

               SHELTER COMPONENTS CORPORATION
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    MAY 10, 1995
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Larry D. Renbarger or Mark C.
     Neilson, or either of them, as proxies, with full power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held of record by the undersigned at the Annual
     Meeting of Stockholders of Shelter Components Corporation to be held on May 10, 1995 at 9:00 A.M. Eastern Standard Time, at The
     American Stock Exchange, 86 Trinity Place, New York, N.Y., or any adjournment thereof.

               (To be Signed on Reverse Side)

     [X]  Please mark your
           votes as in this
           example.

                     For   Withheld      Nominees:      William H. Harper
      1. Election    [  ]  [  ]                         Ronald D. Minzey
         of                                             Larry D. Renbarger
         Directors:                                     Mark C. Neilson

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

      ________________________________________________

                                                        For  Against  Abstain
      2.  To approve the recommendation of the Board    [  ]   [  ]     [  ]
          of Directors that Coopers & Lybrand be
          choosen to serve as the principal accountant
          for the year 1995, and

      3. To take action on all matters that may properly come before the meeting and at any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
         THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
         STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL
         BE VOTED "FOR" PROPOSALS 1 AND 2.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
      USING THE ENCLOSED ENVELOPE.


      SIGNATURE _________________________    DATE __________

      SIGNATURE  ___________________________________  DATE  ____________


      NOTE: (Please sign exactly as your name appears here. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.)
